UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2005

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26823	73-1564280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1717 South Boulder Avenue, Suite 600, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Contract

On August 4, 2005, Mount Storm Coal Supply, LLC (“Mount Storm Supply”) and Alliance Coal, LLC (“Alliance Coal”), a subsidiary of Alliance Resource Partners, L.P. (the “Partnership”), entered into Feedstock Agreement No. 2, dated as of July 1, 2005 (the “Feedstock Agreement”). Pursuant to the Feedstock Agreement, Alliance Coal has agreed to sell to Mount Storm Supply, and Mount Storm Supply has agreed to purchase, up to 225,000 tons of coal per month as mutually agreed by the parties. The Feedstock Agreement has a term beginning as of July 1, 2005, and continuing through December 31, 2007, with actual coal delivery to begin January 1, 2007. The Feedstock Agreement was entered into pursuant to the terms of the Amended and Restated Memorandum of Understanding, dated as of June 22, 2005 (the “Amended Memorandum of Understanding”), among Virginia Electric and Power Company (“Virginia Power”), Alliance Coal and Mettiki Coal, LLC, a subsidiary of the Partnership (“Mettiki”). The Amended Memorandum of Understanding was entered into in connection with the Agreement for the Supply of Coal to the Mount Storm Power Station, dated June 22, 2005 (the “2005 Coal Supply Agreement”), between Virginia Power and Alliance Coal. The Feedstock Agreement may be terminated by either Alliance Coal or Mount Storm Supply on seven (7) days prior written notice to the other if the tax credits under Section 29 of the Internal Revenue Code of 1986, as amended (the “Section 29 tax credits”), which arise from the production and sale of synthetic fuel derived from the coal are not longer available or are materially reduced.

Mettiki currently sells coal to Virginia Power for use at Virginia Power’s Mount Storm Power Station located in Grant County, West Virginia (the “Mount Storm Station”) pursuant to the terms of the Agreement for the Supply of Coal to the Mt. Storm Power Station, effective January 15, 1996, as amended (the “1996 Coal Supply Agreement” and together with the 2005 Coal Supply Agreement, the “Coal Supply Agreements”). The 1996 Coal Supply Agreement will expire in accordance with its terms on December 31, 2006. From time to time, Mettiki and Virginia Power, and/or Alliance Coal and Virginia Power, may enter into spot sale and purchase agreements for the delivery of Mettiki coal to the Mount Storm Station that are in addition to the parties’ purchase and sales obligations under the Coal Supply Agreements (“Spot Agreement(s)”).

Virginia Power has entered into various transactions with Mount Storm Supply and its affiliate, PC West Virginia Synthetic Fuel #2, LLC (“PCWV#2”), whereby PCWV#2 shall produce synthetic fuel that qualifies for Section 29 tax credits that is derived from coal (“Synfuel”) at PCWV#2’s synthetic fuel facility (the “Synfuel Facility”), which Synfuel Facility is operated and maintained by PCWV#2 adjacent to the Mount Storm Station.

Pursuant to the Coal Supply Agreements and the Amended Memorandum of Understanding, Virginia Power, Alliance Coal and Mettiki have agreed upon certain terms and conditions to provide that Mount Storm Supply intends to purchase coal from Alliance Coal and/or Mettiki, which in turn shall be sold by Mount Storm Supply to PCWV#2 to produce Synfuel at PCWV#2’s Synfuel Facility which shall then be purchased by Virginia Power under synfuel supply agreements (the “Synfuel Supply Agreement(s)”) between PCWV#2 and Virginia Power. Under the Coal Supply Agreements and the Amended Memorandum of Understanding, the Synfuel purchased by Virginia Power from PCWV#2 under the Synfuel Supply Agreements which is produced from coal supplied to Mount Storm Supply by Alliance Coal and/or Mettiki will reduce the quantity of coal that is otherwise required to be purchased by Virginia Power from Alliance Coal or Mettiki, as appropriate, under the 2005 Coal Supply Agreement, the 1996 Coal Supply Agreement and/or Spot Agreement(s).

The foregoing summary of the Feedstock Agreement is qualified in its entirety by reference to the full text of the Feedstock Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The Partnership has requested confidential treatment with respect to certain terms of the Feedstock Agreement. Exhibit 10.1 is a redacted copy of the Feedstock Agreement.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description of Exhibit
10.1*	Feedstock Agreement No. 2, dated as of July 1, 2005, between Alliance Coal, LLC and Mount Storm Coal Supply, LLC.

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and the omitted material has been separately filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC, its managing partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President and Chief Executive Officer

Dated: August 5, 2005

Exhibit Index

Exhibit No.	Description of Exhibit
10.1*	Feedstock Agreement No. 2 dated as of July 1, 2005, between Alliance Coal, LLC and Mount Storm Coal Supply, LLC.

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and the omitted material has been separately filed with the Securities and Exchange Commission.